Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 22, 2001 for BigStar Entertainment, Inc. and subsidiary, included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-94637.

                                  GRANT THORNTON LLP


New York, New York
March 31, 2002